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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                                         February 4, 1999
Date of report (Date of earliest event reported)  ______________________________


                                    COHR Inc.
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               (Exact Name of Registrant as Specified in Charter)


            Delaware                  0-27506                    95-4559155
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  (State or Other Jurisdiction        (Commission              (IRS Employer
         of Incorporation)            File Number)           Identification No.)


  21540 Plummer Street, Chatsworth, California                     91311
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   (Address of Principal Executive Offices)                      (Zip Code)


                                                           (818) 773-2647
Registrant's telephone number, including area code______________________________


                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 1.  Changes in Control of Registrant

                  Prior to the opening of trading on February 5, 1999, COHR Inc., a Delaware corporation, announced that it had entered into an Amended and Restated Plan and Agreement of Merger (the "Amended Merger Agreement") with TCF Acquisition Corporation, a Delaware corporation (the "Purchaser"), a wholly-owned subsidiary of Three Cities Fund II, L.P. and Three Cities Offshore II, C.V. (the "Three Cities Funds"), that provides for the acquisition of all of the common stock, par value $0.01 per share (the "Common Stock"), of the Company by the Purchaser at a price of $6.50 per share net to the seller in cash, without interest, through a tender offer. The price of $6.50 per share is an increase over the Purchaser's prior outstanding tender offer of $5.375 per share (which could have increased to $6.375 per share if the Company settled certain existing stockholder litigation on a basis which would not require it to pay more than $3.0 million, net of any insurance proceeds). In response to a proposal by a Managed Health Care Associates, Inc., a competitor of the Company, to purchase the Company, the Purchaser modified its outstanding tender offer to, among other things, increase the price to $6.50 per share, and such offer has been extended and is currently scheduled to expire at 12:00 midnight, Eastern Standard Time, on February 24, 1999, unless it is further extended. The tender offer is not subject to financing.

                  The Three Cities Funds currently own approximately 48% of the issued and outstanding shares of Common Stock, which they purchased on December 24, 1998, and two of the Company's directors are affiliated with the Three Cities Funds.

                  The Amended Merger Agreement also provides for the subsequent merger of the Purchaser with and into the Company (the "Merger"). In the Merger, each share of Common Stock outstanding at the Effective Time (as defined in the Amended Merger Agreement, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference) will, by virtue of the Merger and without any action by the holder thereof, be converted into the right to receive, without interest, $6.50 per share.

                  The Board of Directors of the Company has unanimously approved the Amended Merger Agreement and the Merger and has recommended that the Company's stockholders accept the tender offer.


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ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

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
         (c)          Exhibits

         *2.1         Amended and Restated Plan and Agreement of Merger, dated as of February 4,
                      1999, between COHR Inc. (the "Company") and TCF Acquisition
                      Corporation.

         **99.1       Press Release of the Company, dated February 4, 1999.
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         *        Incorporated by reference from the Company's Amendment No. 2 to Schedule 14D-9, filed on February 8, 1999.

         ** Incorporated by reference from the Company's Amendment No. 1 to Schedule 14D-9, filed on February 5, 1999.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     COHR  Inc.
                                        ----------------------------------------
                                                    (Registrant)



                                    By:      /s/ RAYMOND E. LIST
                                        ----------------------------------------
                                                    Raymond E. List
                                           President and Chief Executive Officer


Date:  February 9, 1999



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